SECOND AMENDMENT TO CREDIT AGREEMENT

This **SECOND AMENDMENT TO CREDIT AGREEMENT** (this "**Amendment**") is dated as of November 21, 2012, and entered into among **ALLEGIANT TRAVEL COMPANY**, a Nevada corporation (the "**Borrower**"), the Lenders party hereto, and **GLEACHER PRODUCTS CORP.**, a Delaware corporation, as administrative agent for the Lenders (in such capacity, the "**Administrative Agent**" pursuant to the Successor Agent Agreement dated as of March 8, 2012). Reference is made to the Credit Agreement, dated as March 10, 2011 (as amended by the Successor Agent Agreement dated as of March 8, 2012) (the "**Credit Agreement**"), among the Borrower, the Lenders party thereto, Administrative Agent and **THE BANK OF NEW YORK MELLON**, as collateral agent (in such capacity, the "**Collateral Agent**"). Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

WHEREAS, the Borrower, pursuant to Section 9.08(b) of the Credit Agreement, wishes to amend the Credit Agreement in the manner set forth in this Amendment; and

WHEREAS, the Lenders that have signed this Amendment, which Lenders constitute Required Lenders, and the Administrative Agent have consented and agreed to the modifications to the Credit Agreement set forth in this Amendment, subject to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments. By their respective signatures below, the Borrower and each Lender hereby consent to the following amendments to the Credit Agreement and upon the execution of this Agreement by the Borrower and the Lenders constituting the Required Lenders, the Credit Agreement shall thereupon be deemed amended as provided for below:

(a) Section 1.01 of the Credit Agreement is hereby amended and restated as follows: The definition of the term "Available Amount" is amended by deleting "$50,000,000," in clause (a)(w) and replacing it with "$150,000,000,".

(b) Section 2.05 of the Credit Agreement is amended by (i) inserting a new clause (d) as follows: "In connection with this Amendment, the Borrower agrees to pay on the date hereof an amendment fee to each Lender executing this Amendment on or prior to the date hereof in the amount of 25 bps (0.25%) of the principal amount of the Loans then owed to each such consenting Lender"; and (ii) relabeling the existing clause (d) as clause (e).

(c) Section 6.10 of the Credit Agreement is deleted in its entirety and restated as follows:

"Capital Expenditures. Borrower and the Subsidiaries shall not permit the aggregate amount of cash Capital Expenditures made by the Borrower and the Subsidiaries in any Fiscal Year to exceed, when combined with the aggregate

amount of Permitted Acquisitions made pursuant to Section 6.04(g) during such Fiscal Year, the sum of (x) $100,000,000, (y) $200,000,000 and (z) any additional amount up to the Available Amount at such time of determination. If, at the end of any Fiscal Year, the Leverage Ratio is greater than 1.0:1.0, the $200,000,000 amount in clause (y) will be reduced (but not less than zero) for all subsequent Fiscal Years by the amount of cash Capital Expenditures in such Fiscal Year in excess of $100,000,000. Capital Expenditures in any Fiscal Year shall first be applied against the limit in clause (x), and then to the limit in clause (y) and finally against the Available Amount pursuant to clause (z). If, at the end of any Fiscal Year, the Leverage Ratio is less than or equal to 1.0:1.0 and if any Capital Expenditures were charged against the Available Amount in such Fiscal Year pursuant to clause (z), then such amount charged against the Available Amount in such Fiscal Year shall be restored to the Available Amount.

2. Entire Agreement. This Amendment states the entire amendment to the Credit Agreement and supersedes all prior agreements, written or verbal, between the parties hereto with respect to the subject matter hereof and may not be amended except in writing signed by a duly authorized representative of each of the respective parties hereto.

3. Waiver. No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

4. Representations. Each of the Borrower and the Subsidiaries hereby represents and warrants as of the date hereof that immediately after giving effect to this Amendment, no Event of Default has occurred and is continuing.

5. Applicable Law, WAIVER OF JURY TRIAL, Severability and Jurisdiction, Consent to Service of Process. Sections 9.07, 9.11, 9.12, and 9.15, as such sections were previously amended pursuant to the Successor Agent Agreement dated as of March 8, 2012, are hereby incorporated to this Amendment, *mutatis mutandis*, as if each section was restated in its entirety herein.

6. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

7. Reference to and Effect on the Loan Documents.

(a) Except as specifically modified by this Amendment and by the First Amendment to Aircraft Security Agreement being executed simultaneously herewith, the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

(b) Upon the execution and delivery of this Amendment by the Administrative Agent, the Required Lenders and the Borrower, this Amendment shall be considered to

be a Loan Document, and the Credit Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

(c) The Administrative Agent and the Required Lenders expressly reserve all of their rights and remedies under the Credit Agreement, the other Loan Documents, and applicable law, including, without limitation, their rights and remedies arising as a result of any Defaults or Events of Default that have occurred or may occur subsequent to the execution and delivery of this Amendment and all rights and remedies with respect to all unpaid Obligations.

8. Counterparts and Facsimile. This Amendment may be signed in counterparts, all of which together shall constitute one and the same instrument. The parties hereto may provide signatures to this Amendment by facsimile or electronic mail in portable document format (.pdf), and such facsimile or electronic mail signatures shall be deemed to be the same as original signatures.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and authorized officers as of the day and year first written above.

ALLEGIANT TRAVEL COMPANY, as the Borrower

By: ______________________

Name: Andrew C. Levy

Title: President

GLEACHER PRODUCTS CORP., as the Administrative Agent

By: ______________________

Name: JOANNA ANDERSON

Title: AUTHORIZED SIGNATORY